UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 11, 2016

(Date of earliest event reported)

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 371-8000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2016, Innodata Inc. entered into an Asset Purchase Agreement (the “Agreement”) among Innodata Inc. (solely as guarantor), MediaMiser LLC, MediaMiser Ltd. and PWW Acquisition LLC (“PWW”). MediaMiser LLC and MediaMiser Ltd. (collectively, “Innodata”) are wholly-owned subsidiaries of Innodata Inc. PWW is an affiliate of Cision, Inc. (“Cision”), and is an acquisition vehicle formed for the acquisition of PR Newswire Association LLC and PR Newswire Europe Ltd. (collectively, “PR Newswire”), and certain related entities and assets, from UBM plc (the “PRN Transaction”). Subject to the terms and conditions of the Agreement, PWW has agreed that immediately after the closing of the PRN Transaction it will cause PR Newswire to sell to Innodata the Agility and Agility + branded public relations workflow suites, including the customers of such business in the United States and United Kingdom (the “Agility Business”) for $4.8 million in cash, subject to customary adjustments based on the net working capital in the Agility Business at the closing date. Innodata also agreed to assume certain liabilities of the Agility Business, including an anticipated $4.5 million of deferred revenue liabilities.

The Agility Business is a provider of public relations workflow solutions, offered as software-as-a-service (SaaS). The SaaS includes a global media database, media monitoring, and real-time evaluation tools to measure the effectiveness of communication efforts.

Neither Innodata Inc. nor any of its affiliates has any material relationship with PWW, other than with respect to the Agreement and certain ancillary documents related to the Agreement.

Innodata and PWW have made customary representations, warranties and covenants in the Agreement. The closing of the transactions contemplated by the Agreement (the “Closing”) is subject to the consummation of (including regulatory approval for) the PRN Transaction, as well as certain other customary closing conditions. The PR Newswire entities are indirect subsidiaries of UBM plc. There is no financing condition to the Closing. The Agreement also provides that each party will have certain indemnification obligations, including with respect to breaches of representations, warranties and covenants, subject to specified limitations. The Agreement may be terminated under certain circumstances, including by either party if the Closing has not occurred by December 21, 2016.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement that is attached as an exhibit to this Current Report on Form 8-K.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Asset Purchase Agreement dated as of May 11, 2016 among Innodata Inc., MediaMiser LLC, MediaMiser Ltd. and PWW Acquisition LLC, filed herewith. (Schedules and exhibits were omitted pursuant to Item 601(b)(2) of Regulation S-K. These schedules and exhibits consist of (i) the Disclosure Schedules, (ii) Assumed Liabilities; (iii) Working Capital Methodologies; (iv) Purchased Assets; (v) Example of Closing Working Capital; (vi) Form of Transition Services Agreement; (vii) Forms of Agility Business Transfer Agreements; and (viii) Form of Data Protection Agreement. The registrant agrees to furnish a copy of these schedules and exhibits supplementally to the Securities and Exchange Commission upon request.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: May 12, 2016	By:	/s/ O’Neil Nalavadi
O’Neil Nalavadi
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of May 11, 2016 among Innodata Inc., MediaMiser LLC, MediaMiser Ltd. and PWW Acquisition LLC, filed herewith. (Schedules and exhibits were omitted pursuant to Item 601(b)(2) of Regulation S-K. These schedules and exhibits consist of (i) the Disclosure Schedules, (ii) Assumed Liabilities; (iii) Working Capital Methodologies; (iv) Purchased Assets; (v) Example of Closing Working Capital; (vi) Form of Transition Services Agreement; (vii) Forms of Agility Business Transfer Agreements; (viii) Form of Data Protection Agreement. The registrant agrees to furnish a copy of these schedules and exhibits supplementally to the Securities and Exchange Commission upon request.)

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